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                                                                      EXHIBIT 32









                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the Quarterly Report of Syntel, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Bharat Desai, Chairman, President, and Chief Executive Officer of the Company and Keshav Murugesh, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

       (1) The Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

       (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



      /s/ Bharat Desai
    ------------------------------------------------
    Bharat Desai
    Syntel, Inc.
    Chairman, President, and Chief Executive Officer
    October  31st, 2003



      /s/ Keshav Murugesh
    ------------------------------------------------
    Keshav Murugesh
    Syntel, Inc.
    Chief Financial Officer
    October 31st, 2003



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